EXHIBIT 10.8
                               SEVERANCE AGREEMENT


        THIS AGREEMENT, dated September 12, 1996, is made by and between Rayovac Corporation, a Wisconsin corporation with a principal business address at 601 Rayovac Drive, Madison, Wisconsin 53711 (the "Company"), and Roger F. Warren, an individual residing at 505 Summit Road, Madison, Wisconsin 53704 (the "Executive").

        WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel; and

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction following the consummation of the transactions contemplated by that certain Stock Purchase and Redemption Agreement dated this date by and among the Company, certain affiliates of Thomas H. Lee Company and the existing shareholders of the Company; and

        WHEREAS, the Executive recognizes the importance to the Company of retaining certain information confidential as well as protecting the Company against competitive use of the Company's confidential and nonconfidential information by the Executive;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

        1. Term of Agreement. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue in effect through September 12, 1997; provided, however, that commencing on September 13, 1997 and each year thereafter, the Term shall automatically be extended for one additional year unless, not later than 30 days prior to the end of the preceding Term, the Company or the Executive shall have given notice not to extend the Term.



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        2. Severance Payments.

        2.1 If the Executive's employment is terminated during the Term (a) by the Company without Cause (as defined below) or (b) by reason of death or Disability (as defined below), then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in Section 2.2 (the "Severance Payments").

        2.2 (a) The Company shall pay to the Executive as severance, a amount in cash equal to the sum of (i) the Executive's base salary as in effect for the fiscal year ending immediately prior to the fiscal year in which such termination occurs, and (ii) the annual bonus (if any) earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which the termination occurs, such cash amount to be paid to the Executive ratably monthly in arrears over the Non-Competition Period (as defined below).

        (b) For the 12 month period immediately following such termination, the Company shall arrange to provide the Executive and his dependents insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the date of termination, at no greater cost to the Executive than the cost to the Executive immediately prior to such date. Benefits otherwise receivable by the Executive pursuant to this Section 2.2(b) shall cease immediately upon the discovery by the Company of the Executive's breach of the covenants contained in Sections 5 or 6 hereof. In addition, benefits otherwise receivable by the Executive pursuant to this Section 2.2(b) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the 12 month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the date of termination.

        2.3 Any payments provided for hereunder shall be paid net of any applicable withholding required under

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federal, state or local law and any additional withholding to which the
Executive has agreed.

        2.4 The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Section 2.

        3. Termination Procedures. During the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written notice of termination from one party hereto to the other party hereto in accordance with Section 9 hereof. The notice of termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        4. No Rights to Employment. This Agreement shall not be construed as creating an express or implied contract of employment, and except as otherwise agreed in writing between the Executive and the Company and authorized by the Board of Directors of the Company, the Executive shall not have any right to be retained in the employ of the Company.

        5. Executive's Covenant Not to Compete.

        5.1 The Executive agrees that during the NonCompetition Period, he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, as an officer, director, consultant, agent, employee, owner, principal, partner or stockholder of any business, or in any other capacity, engage or have a financial interest in any business which is involved in the design, manufacturing, marketing or sale of batteries or battery operated lighting devices (excepting only the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or the Nasdaq Stock Market). For purposes of this Agreement, the "NonCompetition Period means the period beginning on the date hereof and continuing until the date which is the one-year anniversary of the later to occur of (a) the end of the Term and (b) the date of termination.

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        5.2 Without limiting the generality of Section 5.1 above, the Executive further agrees that during the Non-Competition Period, he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, solicit or otherwise contact any of the Company's customers or prospects, as shown by the Company's records, that were customers or prospects of the Company at any time during the Non-Competition Period if such solicitation or contact is for the general purpose of selling products that satisfy the same general needs as any products that the Company had available for sale to its customers or prospects during the Non-Competition Period.

        5.3 The Executive agrees that during the NonCompetition Period, he shall not, other than in connection with employment for the Company, solicit the employment or services of any employee of the Company who is or was an employee of the Company at any time during the Non-Competition Period. During the Non-Competition Period, the Executive shall not hire any employee of Company for any other business.

        5.4 If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law.

        5.5 For purposes of this Section 5 and Section 6, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company.

        6. Secret Processes and Confidential Information.

        6.1 The Executive agrees to hold in strict confidence and, except as the Company may authorize or direct, not disclose to any person or use (except in the performance of his services hereunder) any confidential information or materials received by the Executive from the Company and any confidential information or materials of other parties received by the Executive in connection with the performance of his duties hereunder. For purposes of this
Section 6.1, confidential information or materials shall include existing and potential customer

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information, existing and potential supplier information, product information, design and construction information, pricing and profitability information, financial information, sales and marketing strategies and techniques and business ideas or practices. The restriction on the Executive's use or disclosure of the confidential information or materials shall remain in force until such information is of general knowledge in the industry through no fault of the Executive or any agent of the Executive. The Executive also agrees to return to the Company promptly upon its request any Company information or materials in the Executive's possession or under the Executive's control.

        6.2 The Executive will promptly disclose to the Company and to no other person, firm or entity all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, know-how and similar matters, whether or not patentable and whether or not reduced to practice, which are conceived or learned by the Executive during the period of the Executive's employment with the Company, either alone or with others, which relate to or result from the actual or anticipated business or research of the Company or which result, to any extent, from the Executive's use of the Company's premises or property (collectively called the "Inventions"). The Executive acknowledges and agrees that all the Inventions shall be the sole property of the Company, and the Executive hereby assigns to the Company all of the Executive's rights and interests in and to all of the Inventions, it being acknowledged and agreed by the Executive that all the Inventions are works made for hire. The Company shall be the sole owner of all domestic and foreign rights and interests in the Inventions. The Executive agrees to assist the Company at the Company's expense to obtain and from time to time enforce patents and copyrights on the Inventions.

        6.3 Upon the request of, and, in any event, upon termination of the Executive's employment with the Company, the Executive shall promptly deliver to the Company all documents, data, records, notes, drawings, manuals and all other to tangible information in whatever form which pertains to the Company, and the Executive will not retain any such information or any reproduction or excerpt thereof.


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        7. Shareholders Agreement. The Company acknowledges and agrees that so long as the Executive is in compliance with the covenants contained in Sections 5 and 6 hereof, the Company shall not exercise or assign any of its rights with respect to its Call Option under Section 2.2 of the Shareholders Agreement dated this date by and among the Company and the shareholders of the Company with respect to the Executive's Shares (as defined in that Shareholders Agreement).

        8. Successors; Binding Agreement.

        8.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the Severance Payments, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. For purposes of this Agreement, "Company" shall mean Rayovac Corporation, a Wisconsin corporation, and shall include any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        8.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

        9. Notices. For the purpose of this Agreement, notices and all other communications provided for

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in the Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail.

        10. Survival. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 2, 5 and 6 hereof) shall survive such expiration.

        11. Amendment; Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

        12. Equitable Relief. The Executive expressly agrees that breach of any provision of Sections 5 or 6 of this Agreement would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of such provisions, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

        13. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them, including without limitation the Key Execu-

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tive Employment and Change of Control Agreement between the Company and the
Executive dated as of March 1, 1996.

        14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        15. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

        16. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

        (a) "Cause" for termination by the Company of the Executive's employment shall mean (i) the commission by the Executive of any fraud, embezzlement or other material act of dishonesty with respect to the Company or any of its affiliates (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its affiliates or subsidiaries); (ii) Executive's conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude; (iii) Executive's willful misconduct;
(iv) willful failure or refusal by Executive to perform one's duties and responsibilities to the Company or any of its affiliates which failure or refusal to perform is not remedied within 30 days after receipt of a written notice from the Company detailing such failure or refusal to perform; or (v) Executive's breach of any of the terms of this Agreement or any other agreement between Executive and the Company which breach is not cured within 30 days subsequent to notice from the Company to Executive of such breach.

        (b) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's inability to perform his duties by reason of any mental, physical or other disability for a period of at least 6 consecutive months (for purposes hereof, "disability" has the same meaning as in the Company's disability policy), the Company shall have given the Executive a notice of termination for Disability, and, within 30 days after such

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notice of termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                RAYOVAC CORPORATION



                                By /s/ David A. Jones
                                   --------------------------------
                                Name: David A. Jones
                                Title: Director


                                EXECUTIVE:



                                 /s/ Roger F. Warren
                                 --------------------------------
                                 Roger F. Warren




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